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                                                                 EXHIBIT 10(m)

                             TCF FINANCIAL CORPORATION

                       SUPPLEMENTAL EMPLOYEE RETIREMENT PLAN
                           Restated as of  July 21, 1997

I.   PURPOSE OF PLAN

     The purpose of this Plan is to provide Eligible Employees with supplemental retirement benefits as set forth herein to remedy limitations or reductions in benefits to such Employees under certain tax-qualified plans. This Plan was originally effective as of October 1, 1988. This restatement of the Plan includes all amendments to the Plan that have been adopted through July 21, 1997.

II.  DEFINITIONS

     (a) COMMITTEE. Such members of the Personnel Committee of the Board of Directors of TCF Financial Corporation ("TCF Financial") who qualify from time to time as non-employee directors under Rule 16b-3 of the Securities and Exchange Commission.

     (b) ELIGIBLE EMPLOYEE. Employees of TCF Financial, or any of its direct or indirect subsidiaries, are eligible for this Plan if they are eligible to participate in either the TCF Financial Executive Deferred Compensation Plan or the TCF Financial Senior Officer Deferred Compensation Plan. Notwithstanding the foregoing, no employee shall be eligible for benefits under Article III of this Plan unless the employee is also an Active Participant in the Stockshare Plan and no Employee shall be eligible for benefits under Article IV of this Plan unless the employee is also a Participant and Qualified Employee in the TCF Pension Plan and individuals who become employees of an Employer as a result of a merger or acquisition shall not be eligible Employees under this Plan unless and until TCF Financial has adopted a resolution identifying them as eligible Employees.

     (c) STOCKSHARE PLAN. The "Stockshare Plan" is the TCF Employees' Stock Ownership Plan - 401(k) as amended from time to time.

     (d) TCF PENSION PLAN. The "TCF Pension Plan" is the TCF Cash Balance Pension Plan as amended from time to time; provided, however, that for periods prior to September 1, 1990, the "TCF Pension Plan" is the TCF Pension Plan as in effect on August 31, 1990.

     (e) INTERNAL REVENUE CODE. The "Internal Revenue Code" is the Internal Revenue Code of 1986, as amended.

     (f) DEFERRED COMPENSATION. "Deferred Compensation" is any portion of an Eligible Employee's Covered Compensation which such Employee has elected to have treated as Deferred Compensation under Article III of this Plan.

     (g) COVERED COMPENSATION. "Covered Compensation" is any compensation paid to an Eligible Employee by the Employer in any calendar year, as reported on form W-2, plus any amounts of compensation which would have been paid to the Employee in

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     such calendar year except that such Employee elected to defer such amounts under this Plan or any other tax-qualified or non-tax qualified plan of deferred compensation maintained by an Employer.

     (h) TCF FINANCIAL. "TCF Financial" is TCF Financial Corporation, a Delaware Corporation.

     (i) EMPLOYER. "Employer" is TCF Financial, or any of its direct or indirect subsidiary companies which is the employer of an Eligible Employee under this Plan.

III. SUPPLEMENTAL BENEFITS RELATED TO THE STOCKSHARE PLAN.

     (a) CONTRIBUTIONS OF DEFERRED COMPENSATION AND EMPLOYER MATCHING CONTRIBUTIONS. Each Eligible Employee may elect to have treated as Deferred Compensation that portion of such Employee's Covered Compensation which is earned subsequent to the date of such election and which does not exceed the sum of the following:

          (i) the amount by which such Employee's elective deposits are reduced under the Stockshare Plan, in order to cause such Plan to comply with the limitations set forth in Sections 401(k)(3) and/or 401(m)(2) of the Internal Revenue Code; and

          (ii) the amount by which such Employee's elective deposits are limited under the Stockshare Plan by the restriction of covered compensation under such Plan to the dollar limitation under Internal Revenue Code
          Section 401(a)(17); and

          (iii) the amount by which such Employee's elective deposits are limited under the Stockshare Plan by restrictions on covered compensation under such Plan resulting from anti-discrimination standards under Internal Revenue Code Sections 401(a)(5)(B) and 414(s). For purposes of this subparagraph (iii), a limitation on covered compensation shall be deemed to occur with respect to any amounts which are deferred under the TCF Financial Executive Deferred Compensation Plan or TCF Financial Senior Officer Deferred Compensation Plan and which are excluded from covered compensation under the Stockshare Plan as a result of Internal Revenue Code Sections 401(a)(5)(B) and 414(s); and

          (iv) the amount by which such Employee's deposits to the Stockshare Plan exceed the limitation in Section 402(g) of the Internal Revenue Code; and

          (v) for the calendar year ending December 31, 1988, only, the amount by which such Employee voluntarily elects to reduce elective deposits to the Stockshare Plan in order to cause such Plan to comply with the limitations set forth in Sections 401(k)(3) and/or 401(m)(2) of the Internal Revenue Code for such year.

     Notwithstanding the foregoing, contributions of Deferred Compensation by an Eligible Employee under this paragraph (a) in a calendar year shall not exceed the amount such Employee could have deposited in the Stockshare Plan from such Employee's Covered Compensation as defined in this Plan, reduced by the amount of elective deposits actually made by such Employee to the Stockshare Plan during such calendar year.

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     Any election of Deferred Compensation pursuant to this section (a) shall be in writing, shall be made prior to the beginning of the calendar year in which the Deferred Compensation is earned, or, if later, within thirty (30) days after the employee first becomes eligible (provided such election only applies to compensation earned after the election is received by the Company), shall be applicable to all compensation earned for such calendar year, and shall be irrevocable when received by the Employer.

     At the same time as an amount of Deferred Compensation is deferred under this paragraph (a), the Employer shall be deemed to contribute to this Plan the amount of Employer Matching Contribution due under the Stockshare Plan with respect to such Deferred Compensation if it had been contributed to the Stockshare Plan, together with the "gross-up" contribution, if any, provided under section (c) of this Article III.

     (b) ESTABLISHING ACCOUNTS AND VALUATION OF ACCOUNTS. On the date that an amount of Deferred Compensation or Employer Matching Contribution under paragraph (a) would otherwise be paid to the Stockshare Plan (the "contribution date"), the amount of such Deferred Compensation or Employer Matching Contribution shall be credited to an account on the books of the Employer and shall be deemed as of such date to be invested in whole or fractional shares of common stock of TCF Financial. Thereafter, such account shall be increased to reflect the number of shares of TCF Financial stock deemed to be purchased as of each future contribution date (including any fractional shares) and shall be further increased to reflect the deemed purchase of additional shares upon the issuance of a cash dividend on such stock, and shall be further adjusted to reflect any stock splits or stock dividends or other similar events involving a change in the number or form of outstanding shares of TCF Financial stock. Adjustments shall be determined in each case by the Committee and the Committee's determination shall be final.

     (c) DISTRIBUTIONS FROM ACCOUNTS. An Eligible Employee shall receive a lump sum distribution of cash equal to the then-current value of the number of shares in such Employee's account in this Plan no later than 30 days after the Employee's termination of employment with the Employer or termination of the Stockshare Plan, whichever occurs first. For purposes of the foregoing sentence, a termination of employment shall not be deemed to occur upon a transfer of employment between two or more Employers. Notwithstanding the foregoing, any contributions made pursuant to subsection (a)(v) of this Article III shall be distributable as provided in this subsection (c) unless the Employee elected otherwise prior to the commencement of participation in this Plan and selected a form of distribution set forth below in this subsection(c). In the event the Eligible Employee did not make such an election with respect to contributions under section (a)(v), an Employer contributed to this Plan a "gross-up" amount which was equal to the reasonable estimate of TCF Financial of the rate of income tax which will be applicable to the amount of such Employee's contribution multiplied by the amount of such contribution.

     An Eligible Employee may elect to have benefits from this Article III distributed in one of the following forms, provided that such election is in writing, is irrevocable, and is executed prior to the commencement of such Employee's participation in this Plan: (i) distribution in five equal annual installments, (ii) distribution in ten equal annual installments, or
     (iii) distribution of $10,000.00 annually until the account is depleted. Installment payments shall commence on the 15th day of the first calendar quarter

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     immediately following the Employee's termination of employment with succeeding amounts paid on each January 15th thereafter. The amount of each installment under (i) and (ii) shall be determined each year by dividing the total of whole and fractional shares in the account by the number of installments remaining to be paid, including the current installment.

     If the Eligible Employee is deceased, the distribution shall be payable to the beneficiary or survivor of the Eligible Employee in the form payable to the Eligible Employee hereunder.

     In the event of one or more distributions to an Eligible Employee under this Article III, the Committee shall specify whether such distributions will be in cash or in TCF Financial stock and for purposes of the distribution the value of such stock shall be equal to its value on or about the first day of the calendar month in which a distribution occurs.

IV.   SUPPLEMENTAL BENEFITS RELATED TO THE TCF PENSION PLAN.

     (a)   BENEFITS.

          (i) For pension benefits accrued on or before August 31, 1990, each Eligible Employee shall receive as a supplemental pension benefit under this Plan the actuarial equivalent of the difference between the amount such employee will receive in the form of a normal pension under the TCF Pension Plan (increased by any other supplements to such Plan provided to such Employee in any other pension supplementary agreements) and the amount such Employee would have received in the form of a normal pension under the TCF Pension Plan (and such other supplements) in the absence of the Restrictions defined in subsection (b) below. The normal pension provided under Section IV(a) shall be determined for each Eligible Employee with respect to the TCF Pension Plan as in effect on August 31, 1990. This pension shall be paid in a lump sum which is the actuarial equivalent of the form of the normal pension provided under the TCF Pension Plan as in effect on August 31, 1990. The lump sum value of supplemental pension benefits attributable to service prior to September 1, 1990 shall be determined in accordance with the actuarial assumptions in use for such purpose under the TCF Pension Plan as in effect on or about the date the supplemental pension benefit is paid, determined in a manner consistent with the way such determinations are made under the TCF Pension Plan.

          (ii) With respect to benefits accrued under the TCF Cash Balance Pension Plan on and after September 1, 1990, the supplemental pension benefit under this Plan shall be equal to an Account Balance which is 0 on September 1, 1990, and thereafter is increased each month by the difference between the pay credit provided to the Eligible Employee for such month under the TCF Cash Balance Pension Plan and the amount such Employee would have received as a pay credit for such month in the absence of the Restrictions defined in subsection (b) below. The Eligible Employee's Account Balance shall also be increased each month by the interest factor applicable to account balances under Section
          4.6 of the TCF Cash Balance Pension Plan as of said month.

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     (b)  "Restrictions" means:


          (i) limitations on benefits provided in Internal Revenue Code Section 415 (currently generally $90,000 in annual benefits);

          (ii) limitations of Covered Compensation under the TCF Pension Plan to the dollar limits provided in Internal Revenue Code Section 401(a)(17); and

          (iii) limitations on Covered Compensation occurring as a result of the anti-discrimination provisions of Internal Revenue Code Sections 401(a)(5)(B) and 414(s). For purposes of this sub-paragraph (iii), a limitation on covered compensation shall be deemed to occur with respect to any amounts which are deferred under the TCF Financial Executive Deferred Compensation Plan or the TCF Financial Senior Officer Deferred Compensation Plan, and which are excluded from covered compensation under the TCF Pension Plan as a result of Internal Revenue Code Sections 401(a)(5)(B) and 414(s).


          (c) PAYMENT OF BENEFITS. The Eligible Employee's supplemental pensionbenefit under this Section IV shall be paid in a lump sum twelve months after termination of employment of the Eligible Employee or, in the case of normal, late or early retirement under the TCF Pension Plan, or death, the amount shall be paid in a lump sum as soon as practicable thereafter. In the case of death of the Eligible Employee, such lump sum shall be paid to the Employee's Beneficiary, as defined in the TCF Pension Plan.

V.   COMMITTEE.

     The Committee shall have full power to construe, interpret and administer this Plan, including to make any determination required under this Plan and to make such rules and regulations as it deems advisable for the operation of this Plan. The Committee shall have sole and absolute discretion in the performance of their powers and duties under this Plan. A majority of the Committee shall constitute a quorum. Actions of the Committee shall be by a majority of persons constituting a quorum and eligible to vote on an issue. Meetings may be held in person or by telephone. Action by the Committee may be taken in writing without a meeting provided such action is executed by all members of the Committee. To the extent it is feasible to do so, determinations, rules and regulations of the Committee under this Plan shall be consistent with similar determinations, rules and regulations of the Stockshare Plan (Article III benefits) or TCF Pension Plan (Article IV benefits). All determinations of the Committee shall be final, conclusive and binding unless found by a court of competent jurisdiction to have been arbitrary and capricious. The Committee shall have authority to designate officers of TCF Financial and to delegate authority to such officers to receive documents which are required to be filed with the Committee, to execute and provide directions to the Trustee and other administrators, and to do such other actions as the Committee may specify on its behalf,

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and any such actions undertaken by such officers shall be deemed to have the same authority and effect as if done by the Committee itself.

VI  BENEFITS UNFUNDED.

     The rights of beneficiaries, survivors and participants to benefits from this Plan are solely as unsecured creditors of the Employer. Benefits payable under this Plan shall be payable from the general assets of the Employer and there shall be no trust fund or other assets secured for the payment of such benefits. In its discretion, the Employer may purchase or set aside assets, including annuity policies, to provide for the payment of benefits hereunder but such assets shall in all cases remain assets of the Employer. This Plan constitutes a mere promise by the Employers to make benefit payments in the future, and it is intended to be unfunded for tax purposes and for purposes of Title I of ERISA.

VII. BENEFICIARIES AND SURVIVORS.

     An Eligible Employee's beneficiary or survivor under Article III of this Plan shall be the same as the person(s) designated as such pursuant to or under the provisions of the Stockshare Plan, unless the employee has designated in writing and filed with the Committee a different beneficiary for this Plan. An Eligible Employee's beneficiary or survivor under Article IV of this Plan shall be the same as the person(s) designated as such pursuant to or under the provisions of the TCF Pension Plan, unless the Employee has designated in writing and filed with the Committee a different beneficiary for this Plan.

VIII. PLAN ADMINISTRATOR, AMENDMENTS, CLAIMS PROCEDURE

     The Plan Administrator of this Plan is the Committee, which shall have full power to amend this Plan from time to time, or to terminate this Plan, except that no such amendment or termination shall deprive an Eligible Employee or beneficiary or survivor thereof of any benefits accrued under this Plan prior to such amendment or termination without the written consent of such Eligible Employee, or if deceased, the beneficiary or survivor thereof.

If an Eligible Employee, or beneficiary or survivor thereof, wishes to make a claim for benefits or disagrees with a determination of the Committee, such person may file a claim and make such appeals as are permitted under the Stockshare Plan (claims for benefits under Article III) or the TCF Pension Plan (claims for benefits under Article IV). The claims shall then be processed as provided for claims under the Stockshare Plan or the TCF Pension Plan, as applicable, except that all determinations which would be made by the "Company" under such Plans shall be made by the Committee instead.

IX.  MISCELLANEOUS.

     (a) Notices under this Plan to the Employer, TCF Financial or the Committee shall be sent by Certified Mail, Return Receipt Requested to:
     Personnel Committee, TCF Financial Corporation, 801 Marquette Avenue, Suite 302, Minneapolis, MN 55402. Notices under this Plan to Eligible Employees or their beneficiaries or survivors shall be sent by Certified Mail to the last known address for such person(s) on the books and records of the Employer, by Certified Mail.

     (b) Nothing in this Plan shall change an Eligible Employee's status to anything other than an employee "at will" or otherwise enlarge or modify such Employee's

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     employment rights or benefits other than as provided herein.

     (c) Nothing in this Plan shall abridge an Eligible Employee's rights, or such Employee's beneficiary's or survivor's rights, of participation in the Stockshare Plan or TCF Pension Plan.

     (d) Expenses of administering the Plan shall be borne by the Employers in proportion to their share of Eligible Employees in this Plan.

     (e)An Eligible Employee's benefits under this Plan may not be assigned, transferred, pledged or otherwise hypothecated by said Employee or the beneficiary or survivor thereof.